SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                                February 28, 2005
                               ------------------
                         Date of Earliest Reported Event

                              AMEN Properties, Inc.
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             (Exact name of registrant as specified in its Charter)

                                    Delaware
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                 (State or other jurisdiction of incorporation)

                                    000-22847
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                            (Commission File Number)

                                   54-1831588
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                        (IRS Employer Identification No.)

                         303 W. Wall Street, Suite 2300
                              Midland, Texas 79701
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               (Address of principal executive offices) (Zip Code)

                                 (432) 684-3821
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              (Registrant's telephone number, including area code)

                                       NA

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          (Former Name or Former Address, if Changed Since Last Report)

Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934



                                    FORM 8-K

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On February 28, 2005 Amen Properties, Inc. (the "Company") entered into a loan agreement (the "Note") with Western National Bank, Midland, Texas. The
Note is a certain Revolving Line of Credit in an amount of $5,000,000. Uneder the Note, the Bank may, but is not obligated to advance more than $2,500,000 and borrowings under the Note are subject to a borrowing bas equal to the lessor amount of: (a) $5,000,000 or (b) seventy-five percent (75%) of the eligible accounts of the Company and its subsidiary W Power and Light LP. The Note bears a variable interest rate equal to the Prime Rate, defined as the prime rate in the money rate table of THE WALL STREET JOURNAL, a Dow Jones publication, as of each business day. Interest is computed on the unpaid principal balance of the Note and is due and payable as it accrues monthly, commencing March 31, 2005, and thereafter on the last day of each and every succeeding month until maturity, March 31, 2008, when the entire amount of the Note, principal and accrued, unpaid interest, shall be due and payable. The Note is secured by a security agreement to all of the accounts receivable of the Company's wholly owned subsidiary, W Power and Light, LP. In addition the Note is guaranteed by certain accredited investors further described in Item 3.02, which guarantees are partially secured by letters of credit. The loan agreement also contains other customary conditions and events of default, the failure to comply with, or occurrence of, would prevent any further borrowings and would generally require the repayment of any outstanding borrowings along with accrued interest under the loan agreement. The proceeds from the Note are intended to be used to fund potential capital requirements in order to facilitate the growth of the Company's retail electric provider subsidiary, W Power and Light, LP, and for general corporate purposes.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

         By Form 8-K filed on February 3, 2005, the Company reported that it had finalized an agreement involving a private placement under Regulation D of a new series of preferred stock (the "Series C Preferred") and common stock purchase warrants (the "Warrants") to accredited investors (the "Purchase Agreement"). The closing under the Purchase Agreement was anticipated to occur on or before February 28, 2005. Certain delays occurred in connection with closing the transaction, and the parties agreed to extend the closing date to March 31, 2005 or such earlier time as all conditions to closing are satisfied, pursuant to a Second Amendment to Securities Purchase Agreement dated February 28, 2005 (the "Second Amendment"). The Second Amendment also modified the Purchase Agreement and the Certificate of Designation (as defined under Item 5.03 below) to address issues raised in connection with the Marketplace Rules of the Nasdaq Stock Market, which modifications have been approved by Nasdaq. A copy of the Second Amendment together with the Purchase Agreement as previously amended is attached as an exhibit hereto.

         The Company closed the sale and issuance of Series C Preferred and Warrants pursuant to the Purchase Agreement, as amended by the Second Amendment (the "Amended Purchase Agreement"), on March 1, 2005. The purchase price consisted of a total of $2 million in cash and limited guaranties from the investors in favor of Western National Bank covering the credit facility described under Item 1.01 above. No underwriting discounts or commissions were paid in connection with this issuance. Certain facts related to the exemption from registration of the issuance of the securities under securities law are set forth in the Amended Purchase Agreement as representations of the investors, including without limitation their investment intent, their status as accredited investors, the information provided to them, the restricted nature of the securities, and similar matters.

         The Series C Preferred ranks equally to the Company's outstanding Series A Preferred Stock (the "Series A Preferred") and the outstanding Series B Preferred Stock (the "Series B Preferred") and prior to the Common Stock, par value $.01 per share, of the Company (the "Common Stock") upon liquidation of the Company. The Series A Preferred, Series B Preferred, Series C Preferred and the Common Stock are equal as to the payment of dividends. Each share of Series C Preferred is convertible into four shares of Common Stock, for a total of 500,000 shares, subject to adjustment pursuant to anti-dilution provisions. The Warrants are exercisable into a total of 250,000 shares of Common Stock at an initial exercise price of $4.00 (also subject to adjustment pursuant to anti-dilution provisions), and expire three years from the date of issuance. The complete terms of the securities are set forth in the Certificate of Designation and form of Warrant, which are attached hereto as exhibits.

         To assure that the Company is in full compliance with Nasdaq marketplace rules, (i) the conversion of the Series C Preferred and the exercise of the Warrants are subject to a cap in the number of shares of Common Stock issuable upon such conversion or exercise equal to twenty percent (20%) of the number of shares of Common Stock outstanding on the closing date unless and until the issuance and sale of the Series C Preferred and the Warrants are approved by the stockholders of the Company under such rules of the Nasdaq Stock Market, (ii) the officers and directors purchasing securities under the Amended Purchase Agreement (being Eric Oliver, Jon Morgan and Bruce Edgington) are further restricted from converting or exercising the purchased securities until the transaction is approved by the stockholders of the Company or they exchange the purchased securities for similar securities with a greater conversion/exercise price, and (iii) the voting rights of the Series C Preferred are limited and restricted as set forth in the Certificate of Designation.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS CHANGE IN
          FISCAL YEAR

         The filing of the Certificate of Designation of Series and Designation of Rights and Preferences of the Series C Convertible Preferred Stock of Amen Properties, Inc. (the "Certificate of Designation") with the Delaware Secretary of State on March 1, 2005 constituted an amendment to the Company's Certificate of Incorporation, designating the terms, rights and preferences of a new series of preferred stock of the Company.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

         (c) Exhibits.

        3.1 Certificate of Designation of Series and Determination of Rights and Preferences of Series C Convertible Preferred Stock of Amen Properties, Inc.

        4.1 Form of Warrant issued under the Securities Purchase Agreement, as amended

        10.1 Loan Agreement Between Amen Properties, Inc. and Western National Bank.

        10.2    Western National Bank Revolving Line of Credit Note.

        10.3 Securities Purchase Agreement between the Company and certain accredited investors, as amended by a First Amendment to Securities Purchase Agreement dated January 28, 2005

        10.4 Second Amendment to Securities Purchase Agreement dated February 28, 2005

        99.1    Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         AMEN Properties, Inc.
                                         (Registrant)
 Date: March 3, 2005                     By       /s/  Eric Oliver
                                         -------------------------
                                         Chairman of the Board of Directors
                                         and Chief Executive Officer
                                         (Signature)